Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



RELM Wireless Corporation
Melbourne, Florida

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-112446) pertaining to the 1997 Stock Option Plan and the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-25795) pertaining to the 1996 Stock Option Plan for Non-Employee Directors of RELM Wireless Corporation of our report dated February 25, 2005, relating to the consolidated financial statements appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2004.

/s/ BDO Seidman, LLP
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BDO Seidman, LLP

Miami, Florida
March 21, 2005